CARMAX REPORTS FOURTH QUARTER AND FISCAL YEAR RESULTS

Increases Share Repurchase Authorization by $1 Billion

Richmond, Va., April 4, 2014 – CarMax, Inc. (NYSE:KMX) today reported results for the fourth quarter and fiscal year ended February 28, 2014.

▪	Net sales and operating revenues increased 9% to $3.08 billion in the fourth quarter. For the fiscal year, net sales and operating revenues increased 15% to $12.57 billion.

▪	Used unit sales in comparable stores increased 7% in the fourth quarter and 12% in the fiscal year.

▪	Total used unit sales rose 12% in the fourth quarter and 18% in the fiscal year.

▪	Our data indicates that in our markets, we increased our share of the 0-10 year old used car market by approximately 17% in fiscal 2014.

▪	Total wholesale unit sales increased 2% in the fourth quarter and 5% in the fiscal year.

▪	CarMax Auto Finance (CAF) income increased 6% to $80.8 million in the fourth quarter. For the fiscal year, CAF income rose 12% to $336.2 million.

▪

Net earnings declined 7% to $99.2 million in the fourth quarter.  For the fiscal year, net earnings increased 13% to $492.6 million.  Net earnings per diluted share fell 4% to $0.44 per share in the fourth quarter and increased 16% to $2.16 per share for the fiscal year.

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During the fourth quarter, we corrected our accounting related to cancellation reserves for extended service plan (ESP) and guaranteed asset protection (GAP) products.  As a result, we increased the cancellation reserves, which reduced diluted net earnings per share by $0.08 in the fourth quarter of fiscal 2014.  Of this amount, $0.01 per share related to activity in the fourth quarter of fiscal 2014, $0.02 per share to earlier quarters in fiscal 2014 and $0.05 per share to fiscal 2013 and fiscal 2012.

In addition to reporting results, CarMax announced that its Board of Directors has approved a $1 billion expansion of the company’s share repurchase program.  This authorization expires December 31, 2015.

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“We had another great year, achieving several new milestones” said Tom Folliard, president and chief executive officer.  “Our comparable store used unit sales growth of 12% was our strongest since fiscal 2002, and for the first time, we retailed more than 500,000 vehicles in a single year.  CAF continued to support our sales and earnings in fiscal 2014, managing a loan portfolio that now tops $7 billion.  While the accounting correction related to ESP and GAP reserves had an impact on the fourth quarter, we posted solid earnings growth in fiscal 2014, and we believe our continued geographic expansion and market share growth will drive our success in the years to come.  The expansion of our share repurchase program reflects our confidence in the business and our ability to deliver on our growth plans, as well as an ongoing commitment to shareholder value.”

Fourth Quarter Business Performance Review

Sales.  Used vehicle sales growth remained strong, with total used vehicle unit sales climbing 12% and comparable store used units up 7% versus the prior year’s fourth quarter.  Comparable store used unit sales benefited from improved execution in our stores, as well as a modest increase in store traffic.  Sales financed by third-party subprime providers (those who purchase financings at a discount) remained flat at 17% of used vehicle unit sales in the fourth quarter of both fiscal 2014 and 2013.

Our data indicates that in our markets, we increased our share of the 0- to 10-year old used vehicle market by approximately 17% in fiscal 2014.

Wholesale vehicle unit sales grew 2% compared with last year’s quarter.  Other sales and revenues declined 35% year-over-year as a result of the correction of the accounting related to ESP and GAP cancellation reserves, which more than offset growth in ESP revenues resulting from our increase in used unit sales and a higher ESP penetration rate.

Gross Profit.  Total gross profit increased 4% to $384.1 million.  Used vehicle gross profit rose 12%, driven by the increase in total used unit sales.  Used vehicle gross profit per unit remained stable at $2,141 in the fourth quarter of both fiscal 2014 and fiscal 2013.  Wholesale vehicle gross profit declined 1%,  as the 2% increase in wholesale unit sales was offset by a decrease in wholesale vehicle gross profit per unit, which declined $32 to $953.  Other gross profit fell 41% due to the correction of the accounting related to ESP and GAP cancellation reserves.

SG&A.  Selling, general and administrative expenses increased 12% to $297.5 million.  The increase primarily reflected both the 13% increase in our store base since the beginning of last year’s fourth quarter (representing the addition of 15 stores) and higher variable selling costs resulting from our 7% increase in comparable store used unit sales.  SG&A per retail unit declined $3 to $2,209 in the fourth quarter.  For the fiscal year, SG&A per retail unit declined $102 to $2,161.

CarMax Auto Finance.(1)  CAF income increased 6% to $80.8 million, driven by an increase in auto loan receivables, largely offset by a lower total interest margin.  Average managed receivables grew 23% to $7.04 billion, as CAF loan originations have grown in recent years.  The total interest margin, which reflects the spread between interest and fees charged to consumers and our funding costs, declined to 6.6% of average managed receivables in the current quarter from 7.2% in last year’s fourth quarter.

In January 2014, CAF launched its previously announced test originating loans for customers who typically would be financed by our third-party subprime providers.  We plan to originate approximately $70 million of loans in this test, of which $9.1 million was originated in the fourth quarter of fiscal 2014.

(1) Although CAF benefits from certain indirect overhead expenditures, we have elected not to allocate indirect costs to CAF in order to avoid making arbitrary allocation decisions.

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Superstore Openings.  During the fourth quarter of fiscal 2014, we opened five stores, including two in Philadelphia, which is a new market for CarMax.  We also added stores in the St. Louis; Baltimore/Washington, D.C.; and Sacramento markets.  In total, we opened 13 stores in fiscal 2014, bringing our used car superstore count to 131 as of February 28, 2014.  Subsequent to the end of the quarter, we opened stores in Rochester, New York, and Dothan, Alabama.

Share Repurchase Program.  During the fourth quarter of fiscal 2014, we repurchased 2.6 million shares of common stock for $117.9 million pursuant to our share repurchase program.  For the fiscal year, we repurchased 6.9 million shares at a cost of $306.0 million.

Our Board of Directors approved a $1 billion expansion of our share repurchase program, which will expire on December 31, 2015.  The new authorization is in addition to the $800 million of repurchases previously authorized by the Board, of which $282.1 million remained available as of February 28, 2014.

Purchases under the repurchase program may be made in open market or privately negotiated transactions and are expected to comply with Securities and Exchange Commission Rule 10b-18.  Purchases will be made from time to time at CarMax’s discretion and the timing and amount of any share repurchases will be determined based on share price, market conditions, legal requirements and other factors.  The share repurchase program does not obligate CarMax to acquire any particular amount of common stock, and it may be suspended or discontinued at any time.  Any shares repurchased under the program will be deemed authorized but unissued shares of common stock.

ESP and GAP Accounting Correction

During the fourth quarter of fiscal 2014, we corrected our accounting related to ESP and GAP cancellation reserves.  As a result, we increased the cancellation reserve, which reduced fourth quarter other sales and revenues and gross profit by $31.7 million and diluted net earnings per share by $0.08.

The correction related to cancellation reserve activity in fiscal 2014, fiscal 2013 and fiscal 2012.  The portion related to the fourth quarter of fiscal 2014 was $0.01 per share, the portion related to earlier quarters of fiscal 2014 was $0.02 per share, and the portion related to fiscal 2013 and fiscal 2012 was $0.05 per share.

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Supplemental Financial Information

Amounts and percentage calculations may not total due to rounding.

Sales Components

	Three Months Ended			Years Ended
	February 28 (1)			February 28 (1)
(In millions)	2014	2013	Change	2014	2013	Change
Used vehicle sales	$2,568.1	$2,297.4	11.8%	$10,306.3	$8,747.0	17.8%
New vehicle sales	49.5	45.2	9.6%	212.0	207.7	2.1%
Wholesale vehicle sales	420.6	427.1	(1.5)%	1,823.4	1,759.6	3.6%
Other sales and revenues:
Extended service plan revenues	30.5	50.1	(39.1)%	208.9	202.9	3.0%
Service department sales	25.6	25.4	1.1%	106.4	101.8	4.6%
Third-party finance fees, net	(18.1)	(17.1)	(5.7)%	(82.8)	(56.1)	(47.6)%
Total other sales and revenues	38.0	58.4	(34.8)%	232.6	248.6	(6.4)%
Total net sales and operating revenues	$3,076.3	$2,827.9	8.8%	$12,574.3	$10,962.8	14.7%

(1)Percent calculations and amounts shown are based on amounts presented on the attached consolidated statements of earnings and may not sum due to rounding.

Comparable Store Used Vehicle Sales Changes (1)

	Three Months Ended		Years Ended
	February 28		February 28
	2014	2013	2014	2013
Used vehicle units	7%	6%	12%	5%
Used vehicle dollars	6%	10%	12%	7%

(1)As of February 28, 2014 and 2013, the number of stores included in the comparable store base were 117 and 107 respectively.

Total Used Vehicle Sales Changes

	Three Months Ended		Years Ended
	February 28		February 28
	2014	2013	2014	2013
Used vehicle units	12%	12%	18%	10%
Used vehicle dollars	12%	16%	18%	12%

Unit Sales

	Three Months Ended		Years Ended
	February 28		February 28
	2014	2013	2014	2013
Used vehicles	132,856	118,306	526,929	447,728
New vehicles	1,807	1,691	7,761	7,855
Wholesale vehicles	80,234	78,720	342,576	324,779

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Average Selling Prices

	Three Months Ended		Years Ended
	February 28		February 28
	2014	2013	2014	2013
Used vehicles	$19,193	$19,287	$19,408	$19,351
New vehicles	$27,302	$26,591	$27,205	$26,316
Wholesale vehicles	$5,079	$5,271	$5,160	$5,268

Selected Operating Ratios

	Three Months Ended				Years Ended
	February 28				February 28
(In millions)	2014	% (1)	2013	% (1)	2014	% (1)	2013	% (1)
Net sales and operating revenues	$3,076.3	100.0	$2,827.9	100.0	$12,574.3	100.0	$10,962.8	100.0
Gross profit	$384.1	12.5	$369.2	13.1	$1,648.7	13.1	$1,464.4	13.4
CarMax Auto Finance income	$80.8	2.6	$76.0	2.7	$336.2	2.7	$299.3	2.7
Selling, general, and administrative
expenses	$297.5	9.7	$265.5	9.4	$1,155.2	9.2	$1,031.0	9.4
Interest expense	$7.5	0.2	$8.0	0.3	$30.8	0.2	$32.4	0.3
Earnings before income taxes	$159.7	5.2	$172.2	6.1	$797.3	6.3	$701.4	6.4
Net earnings	$99.2	3.2	$107.2	3.8	$492.6	3.9	$434.3	4.0

(1)Calculated as the ratio of the applicable amount to net sales and operating revenues.

Gross Profit

	Three Months Ended			Years Ended
	February 28			February 28
(In millions)	2014	2013	Change	2014	2013	Change
Used vehicle gross profit	$284.4	$253.3	12.3%	$1,143.9	$971.5	17.7%
New vehicle gross profit	1.0	0.9	16.8%	4.5	5.0	(9.5)%
Wholesale vehicle gross profit	76.5	77.6	(1.4)%	313.9	308.1	1.9%
Other gross profit	22.2	37.4	(40.8)%	186.5	179.8	3.7%
Total	$384.1	$369.2	4.0%	$1,648.7	$1,464.4	12.6%

Gross Profit per Unit

	Three Months Ended				Years Ended
	February 28				February 28
	2014		2013		2014		2013
	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)
Used vehicle gross profit	$2,141	11.1	$2,141	11.0	$2,171	11.1	$2,170	11.1
New vehicle gross profit	$574	2.1	$525	2.0	$577	2.1	$630	2.4
Wholesale vehicle gross profit	$953	18.2	$985	18.2	$916	17.2	$949	17.5
Other gross profit	$165	58.3	$312	64.2	$349	80.2	$395	72.3
Total gross profit	$2,853	12.5	$3,077	13.1	$3,083	13.1	$3,214	13.4

(1)Calculated as category gross profit divided by its respective units sold, except the other and total categories, which are divided by total retail units sold.

(2)Calculated as a percentage of its respective sales or revenue.

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SG&A Expenses

	Three Months Ended			Years Ended
	February 28			February 28
(In millions)	2014	2013	Change	2014	2013	Change
Compensation and benefits (1)	$162.2	$154.8	4.8%	$656.7	$581.9	12.9%
Store occupancy costs	55.9	50.1	11.6%	216.8	199.9	8.5%
Advertising expense	35.3	29.6	19.3%	112.2	106.3	5.6%
Other overhead costs (2)	44.1	31.0	42.3%	169.5	142.9	18.6%
Total SG&A expenses	$297.5	$265.5	12.1%	$1,155.2	$1,031.0	12.0%
SG&A per unit	$2,209	$2,212	$(3)	$2,161	$2,263	$(102)

(1)Excludes compensation and benefits related to reconditioning and vehicle repair service, which is included in cost of sales.

(2)Includes IT expenses, insurance, non-CAF bad debt, travel, preopening and relocation costs, charitable contributions and other administrative expenses.

Components of CAF Income and Other CAF Information

	Three Months Ended February 28				Years Ended February 28
(In millions)	2014	% (1)	2013	% (1)	2014	% (1)	2013	% (1)
Interest margin:
Interest and fee income	$139.1	7.9	$126.4	8.8	$548.0	8.3	$495.3	9.2
Interest expense	(22.4)	(1.3)	(22.7)	(1.6)	(90.0)	(1.4)	(95.1)	(1.8)
Total interest margin	116.7	6.6	103.7	7.2	458.0	6.9	400.2	7.4
Provision for loan losses	(23.2)	(1.3)	(16.0)	(1.1)	(72.2)	(1.1)	(56.2)	(1.0)
Total interest margin after
provision for loan losses	93.4	5.3	87.7	6.1	385.8	5.8	344.0	6.4

Other income	―	―	―	―	0.1	―	―	―
Total direct expenses	(12.6)	(0.7)	(11.7)	(0.8)	(49.7)	(0.8)	(44.7)	(0.8)
CarMax Auto Finance income	$80.8	4.6	$76.0	5.3	$336.2	5.1	$299.3	5.6

Total average managed
receivables	$7,043.7		$5,744.3		$6,629.5		$5,385.5
Net loans originated	$1,015.1		$979.9		$4,183.9		$3,445.3
Net CAF penetration rate	40.1%		42.6%		40.9%		39.4%
Weighted average contract rate	7.2%		7.1%		7.0%		7.9%

Ending allowance for loan
losses	$69.9		$57.3		$69.9		$57.3

Warehouse facility information:
Ending funded receivables	$879.0		$792.0		$879.0		$792.0
Ending unused capacity	$921.0		$908.0		$921.0		$908.0

(1)Annualized percent of total average managed receivables.

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Earnings Highlights

	Three Months Ended			Years Ended
	February 28			February 28
(In millions except per share data)	2014	2013	Change	2014	2013	Change
Net earnings	$99.2	$107.2	(7.5)%	$492.6	$434.3	13.4%
Diluted weighted average shares outstanding	226.7	231.1	(1.9)%	227.6	231.8	(1.8)%
Net earnings per diluted share	$0.44	$0.46	(4.3)%	$2.16	$1.87	15.5%

Planned Superstore Openings

We currently plan to open 13 used car superstores in the fiscal year ending February 28, 2015, as well as between 10 and 15 superstores in each of the following two fiscal years.  Planned fiscal 2015 openings are as follows:

Location	Television Market	Market Status	Planned Opening Date
Rochester, New York (1)	Rochester	New	Q1 Fiscal 2015
Dothan, Alabama (1)	Dothan	New	Q1 Fiscal 2015
Mechanicsburg, Pennsylvania	Harrisburg/Lancaster	Existing	Q1 Fiscal 2015
Spokane Valley, Washington	Spokane	New	Q1 Fiscal 2015
Madison, Wisconsin	Madison	New	Q2 Fiscal 2015
Fort Worth, Texas	Dallas	Existing	Q2 Fiscal 2015
Lynchburg, Virginia	Roanoke/Lynchburg	New	Q2 Fiscal 2015
Milwaukie, Oregon	Portland	New	Q2 Fiscal 2015
Beaverton, Oregon	Portland	New	Q3 Fiscal 2015
Saltillo, Mississippi	Tupelo	New	Q3 Fiscal 2015
Reno, Nevada	Reno	New	Q3 Fiscal 2015
Raleigh, North Carolina	Raleigh	Existing	Q3 Fiscal 2015
Warrensville Heights, Ohio	Cleveland	New	Q4 Fiscal 2015

(1)Opened in March 2014.

Normal construction, permitting or other scheduling delays could shift the opening dates of any of these stores into a later period.  We currently estimate capital expenditures will total approximately $325 million in fiscal 2015.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, April 4, 2014.  Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457).  The conference I.D. for both domestic and international callers is 53232311.  A live webcast of the call will be available on our investor information home page at investor.carmax.com and at www.streetevents.com.

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A webcast replay of the call will be available at investor.carmax.com through June 19, 2014.  A telephone replay also will be available through April 11, 2014, and may be accessed by dialing 1-855-859-2056 (international callers dial 1‑404‑537‑3406).  The conference I.D. for both domestic and international callers is 53232311.

First Quarter Fiscal 2015 Earnings Release Date

We currently plan to release results for the first quarter ending May 31, 2014, on Friday, June 20, 2014, before the opening of the New York Stock Exchange.  We will host a conference call for investors at 9:00 a.m. ET on that date.  Information on this conference call will be available on our investor information home page at investor.carmax.com in early June 2014.

About CarMax

CarMax, a member of the Fortune 500 and the S&P 500, and one of the Fortune “100 Best Companies to Work For,” for ten consecutive years, is the nation’s largest retailer of used vehicles.  Headquartered in Richmond, Va., CarMax currently operates 133 used car superstores in 66  markets.  The CarMax consumer offer features low, no-haggle prices, a broad selection of CarMax Quality Certified used vehicles and superior customer service.  During the twelve months ended February 28, 2014, the company retailed 526,929 used vehicles and sold 342,576 wholesale vehicles at our in-store auctions.  For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.  Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in general or regional U.S. economic conditions.
•	Changes in the competitive landscape within our industry.
•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.
•	Changes in consumer credit availability related to our third-party financing providers.
•	Significant changes in retail prices for used and new vehicles.
•	A reduction in the availability of or access to sources of inventory.
•	Factors related to the regulatory and legislative environment in which we operate.
•	Events that damage our reputation or harm the perception of the quality of our brand.
•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer or associate information.
•	Factors related to geographic growth, including the inability to acquire or lease suitable real estate at favorable terms or to effectively manage our growth.
•	The loss of key employees from our store, regional or corporate management teams or a significant increase in labor costs.
•	The failure of key information systems.
•	The effect of various litigation matters.
•	Adverse conditions affecting one or more automotive manufacturers or manufacturer recalls.
•	The occurrence of severe weather events.
•	Factors related to the seasonal fluctuations in our business.
•	Factors related to the geographic concentration of our superstores.

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•	The effect of new accounting requirements or changes to U.S. generally accepted accounting principles.
•	Acts of terrorism, the outbreak of war, or other significant national or international events.

For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2013, and our quarterly or current reports as filed with or furnished to the Securities and Exchange Commission.  Our filings are publicly available on our investor information home page at investor.carmax.com.  Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4391.  We disclaim any intent or obligation to update our forward-looking statements.

Contacts:

Investors and Financial Media:

Katharine Kenny, Vice President, Investor Relations, (804) 935-4591

Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:

Trina Lee, Director, Public Relations, (855) 887-2915

Catherine Gryp, Manager, Public Relations, (855) 887-2915

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

	Three Months Ended February 28				Years Ended February 28
(In thousands except per share data)	2014	% (1)	2013	% (1)	2014	% (1)	2013	% (1)
SALES AND OPERATING REVENUES:
Used vehicle sales	$2,568,138	83.5	$2,297,352	81.2	$10,306,256	82.0	$8,746,965	79.8
New vehicle sales	49,534	1.6	45,183	1.6	212,036	1.7	207,726	1.9
Wholesale vehicle sales	420,587	13.7	427,060	15.1	1,823,425	14.5	1,759,555	16.1
Other sales and revenues	38,024	1.2	58,353	2.1	232,582	1.8	248,572	2.3
NET SALES AND OPERATING REVENUES	3,076,283	100.0	2,827,948	100.0	12,574,299	100.0	10,962,818	100.0
Cost of sales	2,692,142	87.5	2,458,713	86.9	10,925,598	86.9	9,498,456	86.6
GROSS PROFIT	384,141	12.5	369,235	13.1	1,648,701	13.1	1,464,362	13.4
CARMAX AUTO FINANCE INCOME	80,821	2.6	75,958	2.7	336,167	2.7	299,267	2.7
Selling, general and administrative expenses	297,454	9.7	265,475	9.4	1,155,215	9.2	1,031,034	9.4
Interest expense	7,546	0.2	7,997	0.3	30,834	0.2	32,357	0.3
Other income (expense)	(254)	―	430	―	(1,497)	―	1,113	―
Earnings before income taxes	159,708	5.2	172,151	6.1	797,322	6.3	701,351	6.4
Income tax provision	60,499	2.0	64,930	2.3	304,736	2.4	267,067	2.4
NET EARNINGS	$99,209	3.2	$107,221	3.8	$492,586	3.9	$434,284	4.0
WEIGHTED AVERAGE COMMON SHARES:
Basic	222,850		227,329		223,589		228,095
Diluted	226,715		231,136		227,584		231,823
NET EARNINGS PER SHARE:
Basic	$0.45		$0.47		$2.20		$1.90
Diluted	$0.44		$0.46		$2.16		$1.87

   (1)       Calculated as a percentage of net sales and operating revenues and sums may not equal totals due to rounding.

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of February 28
(In thousands except share data)	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$627,901	$449,364
Restricted cash from collections on auto loan receivables	259,299	224,287
Accounts receivable, net	79,923	91,961
Inventory	1,641,424	1,517,813
Deferred income taxes	7,866	5,193
Other current assets	26,811	21,513
TOTAL CURRENT ASSETS	2,643,224	2,310,131
Auto loan receivables, net	7,147,848	5,895,918
Property and equipment, net	1,652,977	1,428,970
Deferred income taxes	152,199	145,875
Other assets	110,909	107,708
TOTAL ASSETS	$11,707,157	$9,888,602

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$427,492	$336,721
Accrued expenses and other current liabilities	202,588	147,821
Accrued income taxes	2,438	222
Short-term debt	582	355
Current portion of finance and capital lease obligations	18,459	16,139
Current portion of non-recourse notes payable	223,938	182,915
TOTAL CURRENT LIABILITIES	875,497	684,173
Finance and capital lease obligations, excluding current portion	315,925	337,452
Non-recourse notes payable, excluding current portion	7,024,506	5,672,175
Other liabilities	174,232	175,635
TOTAL LIABILITIES	8,390,160	6,869,435

Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY:
Common stock, $0.50 par value; 350,000,000 shares authorized;
221,685,984 and 225,906,108 shares issued and outstanding
as of February 28, 2014 and 2013, respectively	110,843	112,953
Capital in excess of par value	1,038,209	972,250
Accumulated other comprehensive loss	(46,271)	(59,808)
Retained earnings	2,214,216	1,993,772
TOTAL SHAREHOLDERS’ EQUITY	3,316,997	3,019,167
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$11,707,157	$9,888,602

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Years Ended February 28
	2014	2013
OPERATING ACTIVITIES:
Net earnings	$492,586	$434,284
Adjustments to reconcile net earnings to net cash
used in operating activities:
Depreciation and amortization	101,911	95,283
Share-based compensation expense	66,480	62,112
Provision for loan losses	72,212	56,168
Provision for cancellation reserves	76,746	31,667
Loss on disposition of assets	2,268	1,995
Deferred income tax (benefit) provision	(17,185)	3,858
Loss on debt extinguishment	389	―
Impairment of (gain on) long-lived assets held for sale	50	(50)
Net decrease (increase) in:
Accounts receivable, net	12,038	(5,527)
Inventory	(123,611)	(425,221)
Other current assets	(3,019)	(3,252)
Auto loan receivables, net	(1,324,142)	(992,239)
Other assets	(6,754)	(1,722)
Net increase (decrease) in:
Accounts payable, accrued expenses and other current
liabilities and accrued income taxes	117,405	(575)
Other liabilities	(80,537)	(35,222)
NET CASH USED IN OPERATING ACTIVITIES	(613,163)	(778,441)
INVESTING ACTIVITIES:
Capital expenditures	(310,317)	(235,707)
Proceeds from sales of assets	5,095	―
Increase in restricted cash from collections on
auto loan receivables	(35,012)	(19,973)
Increase in restricted cash in reserve accounts	(10,403)	(13,385)
Release of restricted cash from reserve accounts	19,202	17,368
Purchases of money market securities, net	(3,661)	(2,139)
Purchases of investments available-for-sale	(2,051)	(31,756)
Sales of investments available-for-sale	466	30,318
NET CASH USED IN INVESTING ACTIVITIES	(336,681)	(255,274)
FINANCING ACTIVITIES:
Increase (decrease) in short-term debt, net	227	(588)
Payments on finance and capital lease obligations	(19,596)	(14,083)
Issuances of non-recourse notes payable	6,907,000	5,851,000
Payments on non-recourse notes payable	(5,513,646)	(4,679,999)
Repurchase and retirement of common stock	(307,248)	(203,405)
Equity issuances, net	39,000	63,396
Excess tax benefits from share-based payment arrangements	22,644	24,100
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,128,381	1,040,421
Increase in cash and cash equivalents	178,537	6,706
Cash and cash equivalents at beginning of year	449,364	442,658
CASH AND CASH EQUIVALENTS AT END OF YEAR	$627,901	$449,364

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